A proxy statement is being sent to shareholders in Putnam American Government Income Fund.

Shareholders will be asked to vote on the following proposals:

*    Electing trustees

*    Ratifying the selection of auditors

*    Approving a management fee increase

* Approving changes to the fund's fundamental investment restrictions with respect to borrowing and to making loans

Shareholders may be contacted by phone for their voting instructions.

If you have any questions or would like a copy of the proxy statement, please call Putnam Dealer Marketing Services at 1-800-
354-5487.  Financial Advisors, please call 1-800-526-4828.


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